Exhibit 10.4.5

Maxar Technologies Ltd.

2017 Restricted Share Units Award Agreement - Form

(U.S. Participants)

Maxar Technologies Ltd. (the “Company”) has granted Restricted Share Units (“RSUs”) set out in the table below to the person named below (the “Participant”), in accordance with this Award Agreement and the provisions of the Maxar Technologies Ltd. Omnibus Equity Incentive Plan (f/k/a the MacDonald, Dettwiler and Associates Ltd. Omnibus Equity Incentive Plan) (the “Plan”).

Name of Participant:

Date of Grant
Number of RSUs Granted
Restricted Period

By signing this Award Agreement, the Participant hereby acknowledges and agrees to the following:

1.          Grant of RSUs

1.1        Pursuant to the Plan and in respect of services to be provided to the Company by the Participant during the applicable Restricted Period, the Company has granted the number of RSUs set out above to the Participant subject to the terms and conditions set out in this Award Agreement and the Plan.

1.2        The grant of RSUs and payment of any amount in respect of any such RSUs are subject to the terms and conditions of the Plan which are incorporated into and form an integral part of this Award Agreement. All capitalized terms used herein, unless expressly defined in a different manner herein, have the meanings given to them in the Plan.

2.          Vesting

2.1        Subject to the terms and conditions of the Plan and the provisions of this Agreement, the RSUs granted to the Participant pursuant to Section 5(a) of the Plan shall vest and become exercisable on the following schedule:   , subject to continued employment as specified in the Plan.

3.          Settlement

3.1        Subject to the provisions of the Plan and the provisions of this Award Agreement, the Company shall settle each outstanding RSU that has not been forfeited and with respect to which the  applicable Restricted Period has expired in accordance with Section 8(c)(ii) of the Plan, but in no event will settlement occur later than 2 ½ months following the end of the year in which the applicable Restricted Period expires.   For greater certainty, unless otherwise provided in any employment or service agreement between the Participant and the Company or an Affiliate, the Participant must be employed by or rendering services for the Company or an Affiliate on the last day of the applicable Restricted Period to be eligible for settlement in respect of an RSU for such Restricted Period.

4.          Withholdings

4.1        The vesting and settlement of the RSUs granted pursuant to this Award Agreement are subject to the tax withholding provisions in Section 14(d) of the Plan.

5.          Transferability

5.1        The RSUs granted pursuant to this Award Agreement are subject to the restrictions on transferability in Section 14(b) of the Plan.

6.          Clawback

6.1        The RSUs granted pursuant to this Award Agreement are subject to the Company’s compensation clawback policy as set forth in Section 14(e) of the Plan.

7.          No Rights as a Shareholder

7.1        Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of the Common Shares underlying the RSUs under this Award Agreement until such Common Shares have been issued or delivered to that person.

8.          Representations, Warranties and Consents

8.1        By signing this Award Agreement, the Participant represents, warrants and acknowledges (i) that he or she has read and understands the Plan and agrees to the terms and conditions thereof and of this Award Agreement; (ii) his or her participation in the trade and acceptance of the RSUs is voluntary; and (vi) that he or she has not been induced to participate in the Plan or enter into this Award Agreement by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable, with the Company  or its Affiliates.

8.2        The Participant consents to and authorizes the use of his or her personal information in order to administer the Plan, the disclosure of such personal information to any custodian appointed in respect of the Plan and other third parties, and to the disclosure of such personal information to such Persons (including Persons located outside the Participant’s jurisdiction of residence) in connection with the administration of the Plan.

9.          Binding Agreement

9.1        This Award Agreement shall constitute an agreement between the Participant and the Company and will be binding upon the Participant and the legal representatives of his or her estate and any other person who acquires the Participant’s rights in respect of the RSUs granted hereunder by inheritance or otherwise, provided that in the event of any conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan will govern.

9.2        This Award Agreement shall be governed and constituted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

[Signature page follows.]

DATED as of the          day of                            , 201.

By my signature below, I,                                            , hereby confirm and acknowledge the terms of the grant of RSUs to me as set out above and confirm and acknowledge that I have received, read and understood the terms of the Plan, a copy of which is attached as Exhibit 4.3 to the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2017 available at the SEC’s website at www.sec.gov/edgar. A copy of the Plan may also be obtained from the Company upon request.

MAXAR TECHNOLOGIES LTD.

Authorized Signatory	Name of Participant: